THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         This Third Amendment to Loan and Security Agreement ("Third Amendment") dated as of the 16th day of September, 1997 is by and between INTELLICALL, INC., a Delaware corporation ("Borrower") and FINOVA CAPITAL CORPORATION ("FINOVA")

                                   BACKGROUND

A. On November 13, 1996, Borrower and FINOVA entered into a certain Loan and Security Agreement ("Loan Agreement") and certain related agreements and instruments (collectively with the Loan Agreement, the "Loan Documents") to reflect certain loan arrangements among the parties.

B. On April 16, 1997, Borrower and FINOVA entered into a certain First Amendment to Loan and Security Agreement (the "First Amendment") to reflect certain amendments to the Loan Documents.

C. On July 21, 1997, Borrower and FINOVA entered into a certain Second Amendment to Loan and Security Agreement (the "Second Amendment") to reflect certain amendments to the Loan Documents.

D. Borrower has requested that FINOVA agree to certain further amendments of the Loan Documents to reflect certain changes.

         NOW  THEREFORE,   with  the  foregoing  Background  hereinafter  deemed
incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

     1. Execution of Non-Recourse Note. Notwithstanding the provisions of Sections 14.2 or 14.11 of the Loan Agreement to the contrary, Borrower may execute and deliver the Non-Recourse Secured Promissory Note and the Stock Pledge and Security Agreement in the form attached hereto as Exhibit "A" and Exhibit "B" collectively, and the execution thereof shall not cause an Event of Default.

     2. Reaffirmation of Agreement. Except as expressly modified herein, Borrower hereby affirms all representations and warranties set forth in the Loan Agreement again as of this date and warrants and represents that all such representations and warranties are true, accurate and complete in all respects as of this date and that such warranties and representations are hereby deemed applicable to this Third Amendment and that no Event of Default exists under the Loan Agreement or would exist with the passage of time, giving of notice or both.

         3. Conditions Precedent. This  Third   Amendment  shall  not  be
effective until the following conditions have been met to the sole satisfaction of FINOVA:

          (a) Borrower shall have executed and delivered to FINOVA this Third Amendment; and

          (b) Borrower shall deliver to FINOVA any other documents, instruments or agreements required hereunder or requested by FINOVA.

     4. Amendment Fee. Borrower shall, as a condition to the effectiveness of this Third Amendment, pay to FINOVA a non-refundable Amendment Fee of $2,500.00 Such fee shall be due and payable at the closing of this Third Amendment.

     5. Miscellaneous:

          (a) Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings as set forth in the Loan Documents.

          (b) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

          (c) Headings. The headings of any paragraph of this Third Amendment are for convenience only and shall not be used to interpret any provisions hereof.

          (d) Other Instruments. Borrower agrees to execute any other documents, instruments and writings, in form satisfactory to FINOVA, as FINOVA may reasonably request, to carry out the intentions of the parties hereunder.

          (e) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

          (f) Governing Law. The terms and conditions of this Third Amendment shall be governed by the laws of the State of Arizona.

         IN WITNESS WHEREOF, the undersigned parties have executed this Third Amendment to Loan and Security Agreement the day and year first above written.

                                     INTELLICALL, INC.

                                     By: /s/ William O. Hunt
                                     -----------------------
                                     Title: Chief Executive Officer

                                     By: /s/ John M. Carradine
                                     -------------------------
                                     Title:  Secretary

FINOVA CAPITAL CORPORATION

By: /s/ Patrick M. Cornell
--------------------------
Title: Assistant Vice President




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